Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Liza Montgomery
Corporate Communications
203.338.5280
Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

July 21, 2016

People’s United Financial Reports Second Quarter Net Income of $68.5 Million, or $0.23 Per Share

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $68.5 million, or $0.23 per share, for the second quarter of 2016, compared to $61.7 million, or $0.20 per share, for the second quarter of 2015, and $62.9 million, or $0.21 per share, for the first quarter of 2016.

The Company’s Board of Directors declared a $0.17 per share quarterly dividend, payable August 15, 2016 to shareholders of record on August 1, 2016. Based on the closing stock price on July 20, 2016, the dividend yield on People’s United Financial common stock is 4.4 percent.

“We are pleased with the Company’s performance this quarter,” commented Jack Barnes, President and Chief Executive Officer. “Net income of $68.5 million increased 11 percent from the prior year quarter and generated a return on average tangible equity of 10.1 percent. As expected, loan production rebounded in the second quarter as the portfolio grew more than seven percent on an annualized basis, with particularly strong results in commercial and industrial lending as well as residential mortgage. While deposit balances were modestly lower due to seasonal declines in our retail and municipal businesses, franchise-wide cross-sell and commercial deposit gathering efforts continue to be successful.”

Barnes continued, “Our announced acquisitions of Suffolk Bancorp and Gerstein Fisher are two more successful steps in executing our strategy of growing and strengthening People’s United in the New York metro area. Suffolk, with its impressive Long Island footprint, outstanding deposit base and commitment to relationship banking, further bolsters our presence in this attractive banking market. Gerstein Fisher, a New York City-based investment management firm, with its well-known quantitative investment approach and scalable technology platform, will complement our excellent range of wealth management client solutions as well as further diversify revenues through additional non-interest income. We are excited to welcome each of these respected companies to People’s United and look forward to building upon their successes.”

— more —

People’s United Financial, Inc. Reports 2Q Earnings

“Second quarter results reflect our continued focus on improving operating leverage,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Ongoing revenue growth and proactive expense management drove an efficiency ratio of 60.4 percent, a decrease of 120 basis points from the prior year quarter. Revenues grew four percent from the prior year quarter as a result of improvements in both net interest income and non-interest income. Total expenses increased modestly from a year ago, but declined on a linked quarter basis as expected.”

Rosato concluded, “Capital ratios continue to be strong, especially given the Company’s diversified business mix and history of exceptional credit risk management. Our conservative and well-defined underwriting philosophy remains a hallmark of the franchise, as evidenced by net charge-offs as a percentage of average loans of only seven basis points for the quarter. We continue to build the business for the long-term and will not sacrifice asset quality to achieve growth.”

At June 30, 2016, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.6 percent and 11.4 percent, respectively, and the tangible equity ratio stood at 7.2 percent. For People’s United Bank N.A., common equity tier 1 capital and total risk-based capital ratios were 10.8 percent and 12.8 percent, respectively, at June 30, 2016.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.07 percent in the second quarter of 2016, a decrease from 0.09 percent in the first quarter of 2016, but a slight increase from 0.05 percent in the second quarter of 2015. For the originated loan portfolio, non-performing loans equaled 0.56 percent of loans at June 30, 2016, compared to 0.61 percent at March 31, 2016 and 0.71 percent at June 30, 2015.

Return on average assets of 0.70 percent for the second quarter of 2016 increased from 0.65 percent in the first quarter of 2016 and 0.67 percent in the second quarter of 2015. Return on average tangible stockholders’ equity of 10.1 percent in the second quarter of 2016 increased from 9.4 percent in the first quarter of 2016 and 9.5 percent in the second quarter of 2015.

People’s United Financial, Inc., a diversified financial services company with $40 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

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People’s United Financial, Inc. Reports 2Q Earnings

2Q 2016 Financial Highlights

Summary

•	Net income totaled $68.5 million, or $0.23 per share.

•	Net interest income totaled $240.0 million in 2Q16 compared to $240.1 million in 1Q16.

•	Net interest margin decreased four basis points from 1Q16 to 2.79% reflecting:

•	New loan volume at rates lower than the existing portfolio (decrease of three basis points).

•	Increase in average investment balances (decrease of one basis point).

•	Provision for loan losses totaled $10.0 million.

•	Net loan charge-offs totaled $5.1 million, of which $1.2 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.07% in 2Q16.

•	Reflects a $6.6 million increase in the originated allowance for loan losses.

•	Non-interest income was $85.4 million in 2Q16 compared to $82.3 million in 1Q16.

•	Commercial banking lending fees increased $1.1 million.

•	Bank-owned life insurance increased $1.0 million.

•	Bank service charges increased $0.9 million.

•	Insurance revenue decreased $2.3 million.

•	Other non-interest income in 2Q16 includes a $1.2 million gain on the sale of an interest in a real estate investment.

•	At June 30, 2016, assets under administration, which are not reported as assets of People’s United Financial, totaled $16.5 billion, of which $5.6 billion are under discretionary management, compared to $16.4 billion and $5.6 billion, respectively, at March 31, 2016.

•	Non-interest expense totaled $212.9 million in 2Q16 compared to $217.3 million in 1Q16.

•	Compensation and benefits decreased $2.7 million, primarily reflecting lower payroll and benefit-related costs in 2Q16.

•	Professional and outside services expense decreased $1.0 million.

•	Regulatory assessments expense increased $1.2 million.

•	The efficiency ratio was 60.4% in 2Q16 compared to 62.7% in 1Q16 (see page 16).

•	The effective income tax rate was 33.2% for 2Q16 and 33.3% for the first six months of 2016, compared to 33.4% for the full-year of 2015.

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People’s United Financial, Inc. Reports 2Q Earnings

Commercial Banking

•	Commercial loans totaled $21.1 billion at June 30, 2016, an increase of $352 million, or 7% annualized, from March 31, 2016.

•	The mortgage warehouse portfolio increased $217 million from March 31, 2016.

•	Average commercial loans totaled $20.7 billion in 2Q16, an increase of $279 million, or 5% annualized, from 1Q16.

•	The average mortgage warehouse portfolio increased $203 million in 2Q16.

•	Commercial deposits totaled $9.5 billion at June 30, 2016 compared to $9.4 billion at March 31, 2016.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.53% at June 30, 2016 compared to 0.59% at March 31, 2016.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $125.0 million at June 30, 2016 compared to $131.2 million at March 31, 2016.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.92% at both June 30, 2016 and March 31, 2016.

•	The commercial originated allowance for loan losses represented 172% of originated non-performing commercial loans at June 30, 2016 compared to 156% at March 31, 2016.

Retail Banking

•	Residential mortgage loans increased $188 million, or 13% annualized, from March 31, 2016.

•	Average residential mortgage loans totaled $5.7 billion in 2Q16, an increase of $140 million, or 10% annualized, from 1Q16.

•	Home equity loans decreased $14 million from March 31, 2016.

•	Average home equity loans totaled $2.1 billion in 2Q16, unchanged from 1Q16.

•	Retail deposits (excluding brokered deposits) totaled $16.9 billion at June 30, 2016 compared to $17.1 billion at March 31, 2016.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.53% at June 30, 2016 compared to 0.57% at March 31, 2016.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.83% at June 30, 2016 compared to 0.90% at March 31, 2016.

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People’s United Financial, Inc. Reports 2Q Earnings

Conference Call

On July 21, 2016, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Earnings Data:
Net interest income (fully taxable equivalent)	$247.7	$247.4	$245.3	$241.1	$237.0
Net interest income	240.0	240.1	238.8	234.8	230.4
Provision for loan losses	10.0	10.5	9.7	6.2	7.7
Non-interest income (1)	85.4	82.3	93.3	87.1	83.0
Non-interest expense	212.9	217.3	217.0	214.2	211.8
Operating non-interest expense (2)	n/a	n/a	213.2	214.1	208.8
Income before income tax expense	102.5	94.6	105.4	101.5	93.9
Net income	68.5	62.9	70.8	68.4	61.7
Operating earnings (2)	n/a	n/a	67.2	68.4	63.7

Selected Statistical Data:
Net interest margin (3)	2.79%	2.83%	2.87%	2.87%	2.88%
Return on average assets (3)	0.70	0.65	0.75	0.73	0.67
Operating return on average assets (2), (3)	n/a	n/a	0.71	0.73	0.70
Return on average tangible assets (3)	0.73	0.69	0.79	0.78	0.71
Return on average stockholders’ equity (3)	5.7	5.3	6.0	5.8	5.3
Return on average tangible stockholders’ equity (3)	10.1	9.4	10.7	10.5	9.5
Operating return on average tangible stockholders’ equity (2), (3)	n/a	n/a	10.2	10.5	9.8
Efficiency ratio (2)	60.4	62.7	61.0	61.7	61.6

Common Share Data:
Basic and diluted earnings per share	$0.23	$0.21	$0.23	$0.23	$0.20
Operating earnings per share (2)	n/a	n/a	0.22	0.23	0.21
Dividends paid per share	0.17	0.1675	0.1675	0.1675	0.1675
Dividend payout ratio	75.4%	80.6%	71.5%	73.9%	81.8%
Operating dividend payout ratio (2)	n/a	n/a	75.3	73.9	79.2
Book value per share (end of period)	$15.91	$15.80	$15.62	$15.64	$15.51
Tangible book value per share (end of period) (2)	9.07	8.94	8.73	8.75	8.59
Stock price:
High	16.68	16.27	16.93	16.95	16.64
Low	13.80	13.62	15.00	14.69	14.92
Close (end of period)	14.66	15.93	16.15	15.73	16.21
Common shares (end of period) (in millions)	303.55	303.27	302.86	302.39	302.11
Weighted average diluted common shares (in millions)	302.48	301.86	301.38	301.00	300.09

(1)	Three months ended December 31, 2015 includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business.
(2)	Effective with the quarter ended March 31, 2016, certain expenses are no longer considered to be non-operating expenses. Accordingly, operating metrics are not applicable. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Six Months Ended June 30,
(dollars in millions, except per share data)	2016	2015
Earnings Data:
Net interest income (fully taxable equivalent)	$495.1	$470.9
Net interest income	480.1	458.5
Provision for loan losses	20.5	17.5
Non-interest income	167.7	172.0
Non-interest expense	430.2	429.4
Operating non-interest expense (1)	n/a	420.4
Income before income tax expense	197.1	183.6
Net income	131.4	120.9
Operating earnings (1)	n/a	126.9

Selected Statistical Data:
Net interest margin (2)	2.81%	2.90%
Return on average assets (2)	0.67	0.67
Operating return on average assets (1), (2)	n/a	0.70
Return on average tangible assets (2)	0.71	0.71
Return on average stockholders’ equity (2)	5.5	5.2
Return on average tangible stockholders’ equity (2)	9.8	9.4
Operating return on average tangible stockholders’ equity (1), (2)	n/a	9.8
Efficiency ratio (1)	61.5	61.7

Common Share Data:
Basic and diluted earnings per share	$0.43	$0.40
Operating earnings per share (1)	n/a	0.42
Dividends paid per share	0.3375	0.3325
Dividend payout ratio	77.9%	82.7%
Operating dividend payout ratio (1)	n/a	78.8
Book value per share (end of period)	$15.91	$15.51
Tangible book value per share (end of period) (1)	9.07	8.59
Stock price:
High	16.68	16.64
Low	13.62	13.97
Close (end of period)	14.66	16.21
Common shares (end of period) (in millions)	303.55	302.11
Weighted average diluted common shares (in millions)	302.17	299.62

(1)	Effective with the quarter ended March 31, 2016, certain expenses are no longer considered to be non-operating expenses. Accordingly, operating metrics are not applicable. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Financial Condition Data:
Total assets	$40,150	$39,264	$38,947	$37,507	$37,208
Loans	29,038	28,511	28,411	27,672	27,562
Securities	6,785	6,732	6,449	5,921	5,756
Short-term investments (1)	364	251	380	245	196
Allowance for loan losses	220	216	211	208	205
Goodwill and other acquisition-related intangible assets	2,076	2,079	2,088	2,085	2,091
Deposits	28,999	29,105	28,417	28,280	27,435
Borrowings	4,563	3,717	4,307	2,997	3,563
Notes and debentures	1,058	1,050	1,033	1,039	1,024
Stockholders’ equity	4,830	4,791	4,732	4,731	4,686
Total risk-weighted assets (2):
People’s United Financial, Inc.	30,279	29,832	29,646	28,990	28,688
People’s United Bank, N.A.	30,245	29,826	29,621	28,953	28,648
Non-performing assets (3)	182	189	182	210	221
Net loan charge-offs	5.1	6.0	6.2	4.1	3.2

Average Balances:
Loans	$28,558	$28,159	$27,853	$27,496	$27,125
Securities (4)	6,699	6,498	6,133	5,880	5,577
Short-term investments (1)	298	348	247	245	223
Total earning assets	35,555	35,005	34,233	33,621	32,925
Total assets	39,422	38,773	37,955	37,284	36,645
Deposits	29,079	28,721	28,481	27,810	27,236
Borrowings	3,895	3,664	3,187	3,304	3,215
Notes and debentures	1,049	1,044	1,037	1,028	1,034
Total funding liabilities	34,023	33,429	32,705	32,142	31,485
Stockholders’ equity	4,795	4,761	4,736	4,700	4,689

Ratios:
Net loan charge-offs to average total loans (annualized)	0.07%	0.09%	0.09%	0.06%	0.05%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.64	0.68	0.66	0.78	0.83
Originated allowance for loan losses to:
Originated loans (3)	0.75	0.75	0.73	0.74	0.73
Originated non-performing loans (3)	135.3	123.3	127.3	108.1	102.9
Average stockholders’ equity to average total assets	12.2	12.3	12.5	12.6	12.8
Stockholders’ equity to total assets	12.0	12.2	12.2	12.6	12.6
Tangible stockholders’ equity to tangible assets (5)	7.2	7.3	7.2	7.5	7.4
Total risk-based capital (2):
People’s United Financial, Inc.	11.4	11.5	11.7	11.8	11.8
People’s United Bank, N.A.	12.8	12.9	12.6	12.8	12.9

(1)	Includes securities purchased under agreements to resell.
(2)	June 30, 2016 amounts and ratios are preliminary.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	June 30, 2015
Assets
Cash and due from banks	$343.9	$302.7	$334.8	$362.8
Short-term investments	363.9	251.0	380.5	195.5

Total cash and cash equivalents	707.8	553.7	715.3	558.3

Securities:
Trading account securities, at fair value	6.8	6.8	6.7	8.3
Securities available for sale, at fair value	4,711.8	4,746.1	4,527.7	4,518.7
Securities held to maturity, at amortized cost	1,749.4	1,678.8	1,609.6	913.6
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	317.4	299.9	305.4	315.1

Total securities	6,785.4	6,731.6	6,449.4	5,755.7

Loans held for sale	61.4	31.5	34.5	56.8

Loans:
Commercial real estate	10,011.3	10,046.4	10,028.8	9,600.4
Commercial and industrial	8,066.1	7,707.1	7,748.7	7,761.0
Equipment financing (1)	3,005.9	2,977.8	2,973.3	2,819.9
Residential mortgage	5,789.0	5,600.8	5,457.0	5,191.6
Consumer	2,166.0	2,178.6	2,203.1	2,189.4

Total loans	29,038.3	28,510.7	28,410.9	27,562.3
Less allowance for loan losses	(220.4)	(215.5)	(211.0)	(205.4)

Total loans, net	28,817.9	28,295.2	28,199.9	27,356.9

Goodwill and other acquisition-related intangible assets	2,076.1	2,078.9	2,087.8	2,090.6
Bank-owned life insurance	346.8	346.7	346.5	345.9
Premises and equipment	249.5	252.1	257.8	262.9
Other assets	1,105.1	974.1	855.5	781.2

Total assets	$40,150.0	$39,263.8	$38,946.7	$37,208.3

Liabilities
Deposits:
Non-interest-bearing	$6,226.8	$6,091.4	$6,178.6	$5,893.1
Savings, interest-bearing checking and money market	18,040.2	18,134.9	17,420.7	16,084.2
Time	4,732.1	4,879.2	4,818.1	5,457.5

Total deposits	28,999.1	29,105.5	28,417.4	27,434.8

Borrowings:
Federal Home Loan Bank advances	3,562.4	3,063.1	3,463.8	2,615.2
Federal funds purchased	680.0	303.0	374.0	474.0
Customer repurchase agreements	320.8	351.2	469.5	472.6
Other borrowings	—	—	—	1.0

Total borrowings	4,563.2	3,717.3	4,307.3	3,562.8

Notes and debentures	1,058.2	1,050.4	1,033.1	1,023.9
Other liabilities	699.8	599.4	457.3	501.1

Total liabilities	35,320.3	34,472.6	34,215.1	32,522.6

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,350.4	5,344.3	5,337.7	5,319.6
Retained earnings	905.8	889.6	880.8	843.8
Accumulated other comprehensive loss	(120.3)	(134.7)	(177.2)	(164.5)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(148.1)	(150.0)	(151.8)	(155.4)
Treasury stock, at cost	(1,162.0)	(1,161.9)	(1,161.8)	(1,161.7)

Total stockholders’ equity	4,829.7	4,791.2	4,731.6	4,685.7

Total liabilities and stockholders’ equity	$40,150.0	$39,263.8	$38,946.7	$37,208.3

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Interest and dividend income:
Commercial real estate	$85.3	$86.8	$86.1	$85.7	$86.4
Commercial and industrial	62.8	60.3	59.6	59.3	58.7
Equipment financing (1)	33.0	33.3	33.1	33.2	31.6
Residential mortgage	43.8	43.9	43.0	41.9	40.3
Consumer	18.4	18.6	18.1	18.1	18.0

Total interest on loans	243.3	242.9	239.9	238.2	235.0
Securities	34.7	34.5	33.8	31.2	29.0
Loans held for sale	0.2	0.2	0.3	0.4	0.4
Short-term investments	0.3	0.4	0.2	0.1	0.1

Total interest and dividend income	278.5	278.0	274.2	269.9	264.5

Interest expense:
Deposits	25.4	25.2	24.6	24.8	23.9
Borrowings	5.3	5.0	3.3	2.9	2.7
Notes and debentures	7.8	7.7	7.5	7.4	7.5

Total interest expense	38.5	37.9	35.4	35.1	34.1

Net interest income	240.0	240.1	238.8	234.8	230.4
Provision for loan losses	10.0	10.5	9.7	6.2	7.7

Net interest income after provision for loan losses	230.0	229.6	229.1	228.6	222.7

Non-interest income:
Bank service charges	24.7	23.8	25.0	26.1	25.4
Investment management fees	11.4	11.1	10.8	10.8	11.3
Operating lease income	10.1	10.4	10.5	10.5	10.5
Commercial banking lending fees	9.2	8.1	9.2	10.3	9.8
Insurance revenue	7.0	9.3	7.5	9.1	6.5
Cash management fees	6.3	6.0	6.1	6.4	6.1
Customer interest rate swap income, net	3.6	3.3	3.6	3.4	2.2
Brokerage commissions	3.2	3.0	3.1	3.1	3.2
Bank-owned life insurance	2.0	1.0	1.0	1.1	1.4
Net gains on sales of residential mortgage loans	0.9	0.9	1.3	1.5	2.0
Gain on sale of business, net of expenses	—	—	9.2	—	—
Other non-interest income	7.0	5.4	6.0	4.8	4.6

Total non-interest income (2)	85.4	82.3	93.3	87.1	83.0

Non-interest expense:
Compensation and benefits	111.4	114.1	112.0	113.4	109.3
Occupancy and equipment	37.4	37.5	37.0	37.0	36.8
Professional and outside services	16.4	17.4	17.9	17.0	17.3
Operating lease expense	9.1	9.2	9.4	9.2	9.2
Regulatory assessments	9.2	8.0	7.1	9.5	9.2
Amortization of other acquisition-related intangible assets	5.8	5.8	6.1	5.9	6.0
Other non-interest expense	23.6	25.3	27.5	22.2	24.0

Total non-interest expense (2)	212.9	217.3	217.0	214.2	211.8

Income before income tax expense	102.5	94.6	105.4	101.5	93.9
Income tax expense	34.0	31.7	34.6	33.1	32.2

Net income	$68.5	$62.9	$70.8	$68.4	$61.7

Basic and diluted earnings per common share	$0.23	$0.21	$0.23	$0.23	$0.20

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest income includes $9.2 million of non-operating income for the three months ended December 31, 2015. Total non-interest expense includes $3.8 million, $0.1 million and $3.0 million of non-operating expenses for the three months ended December 31, 2015, September 30, 2015 and June 30, 2015, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per share data)	2016	2015
Interest and dividend income:
Commercial real estate	$172.1	$171.7
Commercial and industrial	123.1	115.9
Equipment financing (1)	66.3	63.3
Residential mortgage	87.7	80.5
Consumer	37.0	36.1

Total interest on loans	486.2	467.5
Securities	69.2	56.5
Loans held for sale	0.4	0.6
Short-term investments	0.7	0.2

Total interest and dividend income	556.5	524.8

Interest expense:
Deposits	50.6	46.1
Borrowings	10.3	5.3
Notes and debentures	15.5	14.9

Total interest expense	76.4	66.3

Net interest income	480.1	458.5
Provision for loan losses	20.5	17.5

Net interest income after provision for loan losses	459.6	441.0

Non-interest income:
Bank service charges	48.5	49.6
Investment management fees	22.5	22.1
Operating lease income	20.5	21.3
Commercial banking lending fees	17.3	23.1
Insurance revenue	16.3	14.1
Cash management fees	12.3	12.0
Customer interest rate swap income, net	6.9	7.5
Brokerage commissions	6.2	6.4
Bank-owned life insurance	3.0	2.5
Net gains on sales of residential mortgage loans	1.8	2.7
Net gains on sales of acquired loans	—	1.7
Other non-interest income	12.4	9.0

Total non-interest income	167.7	172.0

Non-interest expense:
Compensation and benefits	225.5	224.1
Occupancy and equipment	74.9	75.5
Professional and outside services	33.8	33.1
Operating lease expense	18.3	18.5
Regulatory assessments	17.2	18.5
Amortization of other acquisition-related intangible assets	11.6	11.9
Other non-interest expense	48.9	47.8

Total non-interest expense (2)	430.2	429.4

Income before income tax expense	197.1	183.6
Income tax expense	65.7	62.7

Net income	$131.4	$120.9

Basic and diluted earnings per common share	$0.43	$0.40

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest expense includes $9.0 million of non-operating expenses for the six months ended June 30, 2015. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2016			March 31, 2016			June 30, 2015
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$297.8	$0.3	0.42%	$347.8	$0.4	0.47%	$223.3	$0.1	0.21%
Securities (3)	6,698.7	39.2	2.34	6,498.0	38.7	2.38	5,577.3	32.5	2.33
Loans:
Commercial real estate	9,997.0	85.3	3.41	9,997.6	86.8	3.47	9,568.4	86.4	3.61
Commercial and industrial	7,727.8	66.0	3.42	7,478.1	63.4	3.39	7,418.0	61.8	3.33
Equipment financing	2,981.4	33.0	4.43	2,951.9	33.3	4.52	2,809.6	31.6	4.50
Residential mortgage	5,679.9	44.0	3.10	5,540.3	44.1	3.18	5,140.3	40.7	3.17
Consumer	2,172.5	18.4	3.38	2,191.7	18.6	3.40	2,188.4	18.0	3.28

Total loans	28,558.6	246.7	3.46	28,159.6	246.2	3.50	27,124.7	238.5	3.52

Total earning assets	35,555.1	$286.2	3.22%	35,005.4	$285.3	3.26%	32,925.3	$271.1	3.29%

Other assets	3,866.9			3,767.7			3,719.5

Total assets	$39,422.0			$38,773.1			$36,644.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,098.3	$—	—%	$5,992.3	$—	—%	$5,695.9	$—	—%
Savings, interest-bearing checking and money market	18,151.0	12.9	0.28	17,905.6	12.7	0.29	16,155.6	10.9	0.27
Time	4,830.1	12.5	1.04	4,823.6	12.5	1.03	5,384.9	13.0	0.97

Total deposits	29,079.4	25.4	0.35	28,721.5	25.2	0.35	27,236.4	23.9	0.35

Borrowings:
Federal Home Loan Bank advances	3,157.8	4.7	0.59	2,880.0	4.4	0.61	2,365.6	2.3	0.40
Federal funds purchased	421.5	0.5	0.48	394.0	0.4	0.44	395.7	0.2	0.19
Customer repurchase agreements	315.9	0.1	0.19	389.6	0.2	0.19	452.3	0.2	0.19
Other borrowings	—	—	—	—	—	—	1.0	—	1.75

Total borrowings	3,895.2	5.3	0.55	3,663.6	5.0	0.54	3,214.6	2.7	0.34

Notes and debentures	1,048.8	7.8	2.98	1,043.8	7.7	2.96	1,033.5	7.5	2.89

Total funding liabilities	34,023.4	$38.5	0.45%	33,428.9	$37.9	0.45%	31,484.5	$34.1	0.43%

Other liabilities	603.3			583.4			471.7

Total liabilities	34,626.7			34,012.3			31,956.2
Stockholders’ equity	4,795.3			4,760.8			4,688.6

Total liabilities and stockholders’ equity	$39,422.0			$38,773.1			$36,644.8

Net interest income/spread (4)		$247.7	2.77%		$247.4	2.81%		$237.0	2.86%

Net interest margin			2.79%			2.83%			2.88%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	The fully taxable equivalent adjustment was $7.7 million, $7.3 million and $6.6 million for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2016			June 30, 2015
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$322.8	$0.7	0.45%	$249.4	$0.2	0.20%
Securities (3)	6,598.3	77.9	2.36	5,451.8	63.2	2.32
Loans:
Commercial real estate	9,997.3	172.1	3.44	9,485.5	171.7	3.62
Commercial and industrial	7,603.0	129.4	3.41	7,241.5	121.6	3.36
Equipment financing	2,966.6	66.3	4.47	2,821.2	63.3	4.49
Residential mortgage	5,610.1	88.1	3.14	5,075.5	81.1	3.20
Consumer	2,182.1	37.0	3.39	2,192.4	36.1	3.29

Total loans	28,359.1	492.9	3.48	26,816.1	473.8	3.53

Total earning assets	35,280.2	$571.5	3.24%	32,517.3	$537.2	3.30%

Other assets	3,817.3			3,705.3

Total assets	$39,097.5			$36,222.6

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,045.3	$—	—%	$5,649.8	$—	—%
Savings, interest-bearing checking and money market	18,028.3	25.6	0.28	15,925.1	20.9	0.26
Time	4,826.8	25.0	1.04	5,334.7	25.2	0.95

Total deposits	28,900.4	50.6	0.35	26,909.6	46.1	0.34

Borrowings:
Federal Home Loan Bank advances	3,018.9	9.1	0.60	2,212.6	4.5	0.41
Federal funds purchased	407.7	0.9	0.46	433.9	0.4	0.18
Customer repurchase agreements	352.8	0.3	0.19	469.4	0.4	0.18
Other borrowings	—	—	—	1.0	—	1.75

Total borrowings	3,779.4	10.3	0.55	3,116.9	5.3	0.34

Notes and debentures	1,046.3	15.5	2.97	1,034.0	14.9	2.87

Total funding liabilities	33,726.1	$76.4	0.45%	31,060.5	$66.3	0.43%

Other liabilities	583.3			486.1

Total liabilities	34,309.4			31,546.6
Stockholders’ equity	4,788.1			4,676.0

Total liabilities and stockholders’ equity	$39,097.5			$36,222.6

Net interest income/spread (4)		$495.1	2.79%		$470.9	2.87%

Net interest margin			2.81%			2.90%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	The fully taxable equivalent adjustment was $15.0 million and $12.4 million for the six months ended June 30, 2016 and 2015, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Originated non-performing loans:
Commercial:
Equipment financing	$40.0	$41.1	$27.5	$29.4	$38.3
Commercial real estate	35.4	35.9	30.2	31.8	36.5
Commercial and industrial	34.7	41.5	44.9	62.9	52.4

Total	110.1	118.5	102.6	124.1	127.2

Retail:
Residential mortgage	29.9	31.1	37.2	38.2	40.9
Home equity	17.4	18.9	19.5	21.0	21.4
Other consumer	—	—	0.1	—	0.1

Total	47.3	50.0	56.8	59.2	62.4

Total originated non-performing loans (1)	157.4	168.5	159.4	183.3	189.6

REO:
Residential	9.7	8.2	7.1	10.8	14.8
Commercial	3.3	5.4	5.5	8.2	10.6

Total REO	13.0	13.6	12.6	19.0	25.4

Repossessed assets	11.6	7.3	9.5	7.3	5.5

Total non-performing assets	$182.0	$189.4	$181.5	$209.6	$220.5

Acquired non-performing loans (contractual amount) (2)	$25.5	$27.4	$30.0	$38.4	$41.5

Originated non-performing loans as a percentage of originated loans	0.56%	0.61%	0.58%	0.68%	0.71%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.64	0.68	0.66	0.78	0.83
Tangible stockholders’ equity and originated allowance for loan losses	6.14	6.49	6.38	7.37	7.91

(1)	Reported net of government guarantees totaling $15.8 million at June 30, 2016, $16.2 million at March 31, 2016, $16.9 million at December 31, 2015, $17.3 million at September 30, 2015 and $16.6 million at June 30, 2015.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Allowance for loan losses on originated loans:
Balance at beginning of period	$207.6	$202.9	$198.1	$195.1	$191.1
Charge-offs	(6.1)	(7.4)	(7.8)	(6.1)	(6.0)
Recoveries	1.0	1.7	1.6	2.0	2.8

Net loan charge-offs	(5.1)	(5.7)	(6.2)	(4.1)	(3.2)
Provision for loan losses	10.5	10.4	11.0	7.1	7.2

Balance at end of period	213.0	207.6	202.9	198.1	195.1

Allowance for loan losses on acquired loans:
Balance at beginning of period	7.9	8.1	9.4	10.3	9.8
Charge-offs	—	(0.3)	—	—	—
Provision for loan losses	(0.5)	0.1	(1.3)	(0.9)	0.5

Balance at end of period	7.4	7.9	8.1	9.4	10.3

Total allowance for loan losses	$220.4	$215.5	$211.0	$207.5	$205.4

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.92%	0.92%	0.90%	0.91%	0.90%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.30	0.30	0.28	0.28	0.26
Total originated allowance for loan losses as a percentage of:
Originated loans	0.75	0.75	0.73	0.74	0.73
Originated non-performing loans	135.3	123.3	127.3	108.1	102.9

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Commercial:
Equipment financing	$2.1	$1.6	$1.4	$1.0	$0.5
Commercial and industrial	1.1	2.2	3.5	1.4	1.4
Commercial real estate	(0.1)	0.7	(0.1)	0.5	(0.4)

Total	3.1	4.5	4.8	2.9	1.5

Retail:
Home equity	1.2	1.4	1.1	0.6	1.1
Residential mortgage	0.7	—	0.1	0.4	0.5
Other consumer	0.1	0.1	0.2	0.2	0.1

Total	2.0	1.5	1.4	1.2	1.7

Total net loan charge-offs	$5.1	$6.0	$6.2	$4.1	$3.2

Net loan charge-offs to average total loans (annualized)	0.07%	0.09%	0.09%	0.06%	0.05%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets and related lease termination costs; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective with the quarter ended March 31, 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO AND OPERATING NON-INTEREST EXPENSE

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Total non-interest expense	$212.9	$217.3	$217.0	$214.2	$211.8	$430.2	$429.4

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	—	—	(2.5)	—	(2.7)	—	(8.0)
Severance-related costs	—	—	(1.3)	(0.1)	(0.3)	—	(1.0)

Total	—	—	(3.8)	(0.1)	(3.0)	—	(9.0)

Operating non-interest expense	n/a	n/a	213.2	214.1	208.8	n/a	420.4

Operating lease expense (1)	(9.1)	(9.2)	(9.4)	(9.2)	(9.2)	(18.3)	(18.5)
Amortization of other acquisition-related intangible assets	(5.8)	(5.8)	(6.1)	(5.9)	(6.0)	(11.6)	(11.9)
Other (2)	(1.8)	(1.5)	(2.2)	(1.8)	(1.8)	(3.3)	(3.8)

Total non-interest expense for efficiency ratio	$196.2	$200.8	$195.5	$197.2	$191.8	$397.0	$386.2

Net interest income (FTE basis)	$247.7	$247.4	$245.3	$241.1	$237.0	$495.1	$470.9
Total non-interest income	85.4	82.3	93.3	87.1	83.0	167.7	172.0

Total revenues	333.1	329.7	338.6	328.2	320.0	662.8	642.9
Adjustments:
Operating lease expense (1)	(9.1)	(9.2)	(9.4)	(9.2)	(9.2)	(18.3)	(18.5)
BOLI FTE adjustment	1.0	0.5	0.5	0.6	0.7	1.5	1.3
Net security gains	—	(0.1)	—	—	—	(0.1)	—
Gain on sale of business, net of expenses	—	—	(9.2)	—	—	—	—
Other (3)	—	(0.7)	—	(0.1)	—	(0.7)	—

Total revenues for efficiency ratio	$325.0	$320.2	$320.5	$319.5	$311.5	$645.2	$625.7

Efficiency ratio	60.4%	62.7%	61.0%	61.7%	61.6%	61.5%	61.7%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

TANGIBLE EQUITY RATIO

(dollars in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Total stockholders’ equity	$4,830	$4,791	$4,732	$4,731	$4,686
Less: Goodwill and other acquisition-related intangible assets	2,076	2,079	2,088	2,085	2,091

Tangible stockholders’ equity	$2,754	$2,712	$2,644	$2,646	$2,595

Total assets	$40,150	$39,264	$38,947	$37,507	$37,208
Less: Goodwill and other acquisition-related intangible assets	2,076	2,079	2,088	2,085	2,091

Tangible assets	$38,074	$37,185	$36,859	$35,422	$35,117

Tangible equity ratio	7.2%	7.3%	7.2%	7.5%	7.4%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Tangible stockholders’ equity	$2,754	$2,712	$2,644	$2,646	$2,595

Common shares issued	399.74	399.54	399.24	398.84	398.66
Less: Shares classified as treasury shares	89.05	89.04	89.06	89.05	89.06
Unallocated ESOP shares	7.14	7.23	7.32	7.40	7.49

Common shares	303.55	303.27	302.86	302.39	302.11

Tangible book value per share	$9.07	$8.94	$8.73	$8.75	$8.59

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended			Six Months Ended
(dollars in millions, except per share data)	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	June 30, 2015
Net income, as reported	$70.8	$68.4	$61.7	$120.9

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	2.5	—	2.7	8.0
Severance-related costs	1.3	0.1	0.3	1.0
Gain on sale of business, net of expenses	(9.2)	—	—	—

Total pre-tax adjustments	(5.4)	0.1	3.0	9.0
Tax effect	1.8	(0.1)	(1.0)	(3.0)

Total adjustments, net of tax	(3.6)	—	2.0	6.0

Operating earnings	$67.2	$68.4	$63.7	$126.9

Earnings per share, as reported	$0.23	$0.23	$0.20	$0.40

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	—	0.01	0.02
Severance-related costs	—	—	—	—
Gain on sale of business, net of expenses	(0.02)	—	—	—

Total adjustments per share	(0.01)	—	0.01	0.02

Operating earnings per share	$0.22	$0.23	$0.21	$0.42

Average total assets	$37,955	$37,284	$36,645	$36,223

Operating return on average assets (annualized)	0.71%	0.73%	0.70%	0.70%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended			Six Months Ended
(dollars in millions)	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	June 30, 2015
Operating earnings	$67.2	$68.4	$63.7	$126.9

Average stockholders’ equity	$4,736	$4,700	$4,689	$4,676
Less: Average goodwill and average other acquisition-related intangible assets	2,092	2,088	2,094	2,094

Average tangible stockholders’ equity	$2,644	$2,612	$2,595	$2,579

Operating return on average tangible stockholders’ equity (annualized)	10.2%	10.5%	9.8%	9.8%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended			Six Months Ended
(dollars in millions)	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	June 30, 2015
Dividends paid	$50.6	$50.6	$50.5	$100.0

Operating earnings	$67.2	$68.4	$63.7	$126.9

Operating dividend payout ratio	75.3%	73.9%	79.2%	78.8%